Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the quarter ended June 26, 2021 of Charles River Laboratories International, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James C. Foster, Chairman, President and Chief Executive Officer of the Company, and David R. Smith, Corporate Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Foster
August 4, 2021	James C. Foster Chairman, President and Chief Executive Officer Charles River Laboratories International, Inc.

/s/ David R. Smith
August 4, 2021	David R. Smith Corporate Executive Vice President and Chief Financial Officer Charles River Laboratories International, Inc.

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.